Exhibit H(8)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts life insurance company (the “Manager”), and MML Series Investment Fund, a Massachusetts business trust (the “Trust”), effective as of the 31st day of August, 2007.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MML Conservative Allocation Fund, MML Balanced Allocation Fund, MML Moderate Allocation Fund, MML Growth Allocation Fund and MML Aggressive Allocation Fund (each a “Fund” and together, the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.	Expense Limitation

The Manager agrees to cap the fees and expenses of each Fund (other than extraordinary litigation and legal expenses, or other non-recurring or unusual expenses), excluding Acquired Fund fees and expenses, at the following amounts through April 30, 2009. This agreement cannot be terminated unilaterally by the Manager.

MML Conservative Allocation Fund

.20%

MML Balanced Allocation Fund

.20%

MML Moderate Allocation Fund

.20%

MML Growth Allocation Fund

.20%

MML Aggressive Allocation Fund

.20%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 22nd day of August, 2007.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ ERIC WIETSMA
Eric Wietsma, Vice President

MML SERIES INVESTMENT FUND on behalf of each Fund

By:	/s/ NICHOLAS PALMERINO
Nicholas Palmerino, CFO and Treasurer